Exhibit 3.1

MERCADOLIBRE, INC.
CERTIFICATE OF DESIGNATION
OF
SERIES A PERPETUAL PREFERRED STOCK

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

MercadoLibre, Inc., a Delaware corporation (the “Company”), does hereby certify that, pursuant to Section 151 of the General Corporation Law of the State of Delaware, the following resolution was duly adopted by the Board of Directors of the Company (the “Board of Directors”):

RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Fourth Amended and Restated Certificate of Incorporation of the Company, the Board of Directors does hereby create and designate a series of preferred stock of the Company, par value $0.001 per share, and the Board of Directors does hereby fix the relative rights and preferences of the shares of such series as follows:

SECTION 1.        Designation and Amount; Ranking.

(a)          The shares of such series of preferred stock shall be designated as the “Series A Perpetual Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the authorized Series A Preferred Stock shall be 100,000. Shares of the Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Company, or converted into shares of Common Stock, shall be retired, shall revert to authorized but unissued shares of preferred stock.

(b)          The Series A Preferred Stock, with respect to dividend rights and rights upon the voluntary or involuntary liquidation, winding-up or dissolution of the Company, ranks: (i) senior in all respects to all Junior Stock; (ii) on a parity in all respects with all Parity Stock; and (iii) junior in all respects to all Senior Stock, in each case as provided more fully herein (and, for the avoidance of doubt, subject to Section 4(a)(i)(C)).

SECTION 2.        Definitions.

As used herein, the following terms shall have the following meanings:

“Accrued Dividends” shall mean, with respect to any share of Series A Preferred Stock, as of any date, the accrued and unpaid dividends on such share, whether or not declared, from, and including, the immediately preceding Dividend Payment Date (or from, and including, the Issue Date, if there is no preceding Dividend Payment Date) to, but not including, such date, and including, for the sake of clarity, any then accrued and unpaid dividends on such share of Series A Preferred Stock from any prior Dividend Periods.

“Accumulated Dividends” shall mean, with respect to any share of Series A Preferred Stock, as of any date, the aggregate amount of accrued and unpaid dividends added to the Liquidation Preference in accordance with Section 3(c) or 3(d).

“Affiliate” shall have the meaning ascribed to it, on the Issue Date, in Rule 405 under the Securities Act.

“Average VWAP” per share over a certain period shall mean the arithmetic average of the VWAP per share for each Trading Day in such period.

“Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Day” shall mean Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America, Argentina or the State of New York shall not be regarded as a Business Day.

“Cash Dividends” shall have the meaning set forth in Section 3(a).

“Certificate of Incorporation” shall mean the Fourth Amended and Restated Certificate of Incorporation of the Company, as modified by this Certificate of Designation, as further amended or restated in accordance with applicable law and this Certificate of Designation.

“Certificated Series A Preferred Stock” shall have the meaning set forth in Section 10(b)(i).

“Change of Control” shall mean the occurrence of any of the following:

(i)          the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of a merger or consolidation, which is covered by subsection (iii) below), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any Person or a group of related Persons;

(ii)         any recapitalization or change of the Common Stock as a result of which the Common Stock would be converted into stock, other securities, other property or assets or any share exchange, or any consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets unless the holders of the common equity immediately prior to any such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving company following such transaction in substantially the same proportions vis-à-vis each other as immediately before such transaction; or

(iii)        the consummation of any transaction (including, without limitation, pursuant to a merger or consolidation), the result of which is that any person or group (as such terms are defined in Section 13(d) and Section 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Company; provided, however, that solely for purposes of this subsection (iii), a “person” or “group” shall include, in connection with a direct merger of any entity with a class of securities traded on a national or regional securities exchange with the Company, the shareholders of such publicly traded entity with whom the Company merges or that become shareholders of the Company in connection with a merger transaction involving the Company or any of its wholly owned Subsidiaries and another entity with a class of securities traded on a national or regional securities exchange.

“Change of Control Redemption Price” shall have the following meaning with respect to a Change of Control: (i) if such Change of Control occurs before the date that is seven years after the Issue Date, a cash amount per share of Series A Preferred Stock equal to the sum of (x) 175% of the Liquidation Preference of such share; and (y) the present value, as of the applicable Change of Control Repurchase Date, of the scheduled remaining Cash Dividends that would have been paid on such share after such Change of Control Repurchase Date and prior to the date that is seven years after the Issue Date (such present value to be calculated assuming that all such Cash Dividends are paid in full and using a discount rate equal to the Treasury Rate, as of the effective date of such Change of Control, plus 50 basis points); (ii) if such Change of Control occurs on or after the date that is seven years after the Issue Date and before the date that is eight years after the Issue Date, a cash amount per share of Series A Preferred Stock equal to 175% of the Liquidation Preference of such share; and (iii) in all other cases, a cash amount per share of Series A Preferred Stock equal to 105% of the Liquidation Preference of such share.

“Change of Control Repurchase Date” shall have the meaning set forth in Section 7(b).

“close of business” shall mean 5:00 p.m. (New York City time).

“Common Stock” shall mean the shares of Common Stock, par value $0.001 per share, of the Company or any other capital stock of the Company into which such Common Stock shall be reclassified or changed.

“Closing Sale Price” of the Common Stock shall mean, as of any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not listed on a U.S. national or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the Closing Sale Price shall be an amount determined by the Board of Directors in good faith to be the fair market value of a share of Common Stock.

“Company” shall mean MercadoLibre, Inc., a Delaware corporation.

“Company Redemption Date” shall have the meaning set forth in Section 8(a)(ii).

“Company Redemption Value” shall mean 105% of the Liquidation Preference per share. Each share of Common Stock used to pay any portion of the Company Redemption Value in lieu of cash shall be valued at the Redemption Stock Price multiplied by 0.95.

“Conversion Date” shall mean the Optional Conversion Date or the Forced Conversion Date, as applicable.

“Conversion Price” shall mean $479.71, subject to adjustment in accordance with the provisions of this Certificate of Designation.

“Dividend Amount” shall have the meaning set forth in Section 3(a).

“Dividend Payment Date” shall mean March 15, June 15, September 15 and December 15 and of each year, commencing on June 15, 2019.

“Dividend Period” means the period from, and including a Dividend Payment Date (or, in the case of the first Dividend Period, the Issuer Date) to, but excluding, the next Dividend Payment Date.

“Dividend Rate” shall mean, as of the date of the determination, the rate per annum of 4.00%.

“Dividend Record Date” shall mean the January 1, April 1, July 1 or November 1, as applicable, immediately preceding the applicable Dividend Payment Date.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Ex-Date” shall mean when used with respect to any issuance of or distribution in respect of, the Common Stock or any other securities, the first date on which the Common Stock or such other securities trade without the right to receive such issuance or distribution.

“Floor Price” shall mean 60% of the Reference Price.

“Forced Conversion Date” shall have the meaning set forth in Section 6(b).

“Forced Conversion Notice” shall have the meaning set forth in Section 6(b).

“Forced Conversion Notice Date” shall have the meaning set forth in Section 6(b).

“Holder” and, unless the context requires otherwise, “holder” shall each mean a holder of record of a share of Series A Preferred Stock.

“Investor Redemption Date” shall mean each of March 15, 2026, September 15, 2026 and March 15, 2027.

“Investor Redemption Value” shall mean (i) if the Redemption Stock Price is equal to or greater than the Floor Price, 105% of the Liquidation Preference per share or (ii) if the Redemption Stock Price is less than the Floor Price, 105% of the Liquidation Preference per share multiplied by the number, expressed as a percentage, that is (x) 100 less (y) (A) 60 less (B) the product of (1) 100 and (2) the quotient resulting from dividing the Redemption Stock Price by the Reference Price. Each share of Common Stock used to pay any portion of the Investor Redemption Value in lieu of cash shall be valued at the Redemption Stock Price multiplied by 0.95; provided, however, that in no event will the Investor Redemption Value of all shares of Series A Preferred Stock to be redeemed exceed 5% of the product of the number of shares of Common Stock outstanding as of the related Investor Redemption Date and the Redemption Stock Price.

“Issue Date” shall mean the original date of issuance of the Series A Preferred Stock, which shall be the date that this Certificate of Designation is filed with the Secretary of State of the State of Delaware.

“Junior Stock” shall mean the Common Stock and all other classes of the Company’s common stock and each other class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Liquidation Preference” shall mean, with respect to each share of Series A Preferred Stock, $1,000, as adjusted pursuant to Sections 3(c) or 3(d), plus, without duplication, any Accrued Dividends on such share of Series A Preferred Stock that are added to the Liquidation Preference in accordance with the terms hereof and any Accumulated Dividends on such share of Series A Preferred Stock, in each case to the date of payment of the Liquidation Preference, the Conversion Date, the Change of Control Repurchase Date, Company Redemption Date or Investor Redemption Date, as applicable.

“Liquidity Conditions” means, with respect to any share of Common Stock, that (i) the such share (a) will be issued in book-entry form through the facilities of the Depository Trust Company under an “unrestricted” CUSIP number; and (b) is either (x) freely transferrable, in the hands of the Holder to whom such share is to be issued, pursuant to Rule 144, without limitations as to volume, manner-of-sale, notice or the availability of public information; or (y) covered by a resale shelf registration statement that is effective under the Securities Act and that names such Holder as selling stockholders; and (ii) the resale of such share by such Holder during the next 30 calendar days is not restricted by any blackout or similar period under any policy of the Company that is applicable to such Holder.

“Market Value” shall mean the Average VWAP during the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately prior to the date of determination.

“Measurement Period” shall have the meaning set forth in Section 6(b).

“NASDAQ” shall mean Nasdaq Global Market (or its successor).

“Officer” shall mean the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary, any Assistant Secretary or any Assistant Treasurer of the Company.

“opening of business” shall mean 9:00 a.m. (New York City time).

“Optional Conversion Date” shall have the meaning set forth in Section 6(a).

“Optional Conversion Notice” shall have the meaning set forth in Section 6(a).

“Optional Conversion Notice Date” shall have the meaning set forth in Section 6(a).

“Ownership Notice” shall mean the notice of ownership of capital stock of the Company containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law and, in the case of an issuance of capital stock by the Company, in substantially the form attached hereto as Exhibit B.

“Parity Stock” shall mean any class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Person” shall mean any individual, corporation (including not-for-profit), general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Series A Preferred Stock” shall have the meaning set forth in Section 1(a).

“Pro Rata Repurchases” shall mean any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer directed to all of the holders of Common Stock subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other tender or exchange offer or other purchase available to substantially all holders of Common Stock, in the case of both (i) and (ii), whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including shares of capital stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while the Series A Preferred Stock is outstanding.

“Redemption Stock Price” shall mean the Market Value determined on the Investor Redemption Date or Company Redemption Date, as applicable.

“Reference Price” shall mean $436.10 per share; provided, however, that the Reference Price will be adjusted in the same manner, and at the same time, as the Conversion Price is adjusted pursuant to Section 6(f).

“Reference Property” shall have the meaning set forth in Section 6(m).

“Reference Property Unit” shall have the meaning set forth in Section 6(m).

“Reorganization Event” shall have the meaning set forth in Section 6(m).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Stock” shall mean each class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Subsidiary” shall mean, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or manager thereof; or (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries.

“Trading Day” shall mean, if the Common Stock is listed on NASDAQ, a day during which trading in securities generally occurs on NASDAQ or, if the Common Stock is not listed on NASDAQ, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Trading Day” shall mean a Business Day.

“Transfer” shall mean, with respect to any security, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of such security or any interest therein, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law.

“Transfer Agent” shall mean Computershare Trust Company, N.A., acting as the Company’s duly appointed transfer agent, registrar, conversion agent and dividend disbursing agent for the Series A Preferred Stock, and its successors and assigns, or any other person appointed to serve as transfer agent, registrar, conversion agent and dividend disbursing agent by the Company.

“Transfer Restricted Securities” shall mean each share of Common Stock received upon conversion of a share of Series A Preferred Stock until such shares of Common Stock shall be freely tradable pursuant to an exemption from registration under the Securities Act under Rule 144 thereunder.

“Treasury Rate” means, as of the date of any Change of Control, the yield to maturity, as of such date, of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days before such date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to the seventh anniversary of the Issue Date; provided, however, that if such period is less than one year, then the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trigger Event” shall have the meaning set forth in Section 6(f)(vi).

“VWAP” per share of Common Stock on any Trading Day shall mean the per share volume-weighted average price as displayed on Bloomberg page “MELI<Equity>AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” shall mean the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

SECTION 3.        Dividends.

(a)          From and including the Issue Date, Holders shall be entitled to receive, prior to any distributions made in respect of any Junior Stock and prior to or contemporaneously with any distributions made in respect of any Parity Stock, in each case in respect of the same fiscal quarter, cumulative cash dividends on each outstanding Series A Preferred Share at the Dividend Rate, out of funds legally available for payment thereof (such dividends, “Cash Dividends”) on the Liquidation Preference in effect immediately after the immediately preceding Dividend Payment Date (or if there has been no prior Dividend Payment Date, the Issue Date), computed on the basis of a 360-day year consisting of twelve 30-day months and compounded quarterly beginning on the Issue Date (each such amount, a “Dividend Amount”).

(b)          Cash Dividends shall be payable in arrears on each Dividend Payment Date, to the Holders as they appear on the Company’s stock register at the close of business on the relevant Dividend Record Date. Dividends on the Series A Preferred Stock shall accumulate and become Accrued Dividends on a day-to-day basis from, but not including, the immediately preceding Dividend Payment Date, or if there has been no prior Dividend Payment Date, from, and including, the Issue Date, until Cash Dividends are paid pursuant to this Section 3(a) in respect of such accumulated amounts or the Liquidation Preference is increased in respect of such accumulated amounts pursuant to Section 3(c) or Section 3(d). If a Dividend Payment Date is not a Business Day, then any Cash Dividend in respect of such Dividend Payment Date shall be due and payable on the first Business Day following such Dividend Payment Date.

(c)          If the Company fails to pay or declare a Cash Dividend in respect of any Dividend Payment Date, then the amount of the Accrued Dividends with respect to such shares of Series A Preferred Stock shall be deemed to be Accumulated Dividends and be added, effective as of such Dividend Payment Date, to the Liquidation Preference until such time, if any, as such Cash Dividend is actually paid in cash.

(d)          Notwithstanding anything to the contrary herein, if any shares of Series A Preferred Stock are converted into Common Stock in accordance with this Certificate of Designation, or are repurchased or redeemed by the Company in accordance with Section 7 or Section 8, then the amount of the Accrued Dividends with respect to such shares of Series A Preferred Stock through, and including, the related Conversion Date, Change of Control Repurchase Date, Company Redemption Date or Investor Redemption Date, as applicable, shall be deemed to be Accumulated Dividends and be added to the Liquidation Preference for purposes of such conversion, repurchase or redemption, as applicable.  Notwithstanding anything to the contrary in the preceding sentence, if such Conversion Date, Change of Control Repurchase Date, Company Redemption Date or Investor Redemption Date, as applicable, occurs during the period after a Dividend Record Date for a Cash Dividend that has been declared and on or prior to the corresponding Dividend Payment Date, then such Cash Dividend will, at the Company’s option, either (x) be paid in cash on or prior to such Dividend Payment Date (and the amount of such Cash Dividend will not be added to the Liquidation Preference pursuant to the preceding sentence) or (y) not be paid in cash, be deemed to be Accumulated Dividends and be added to the Liquidation Preference for purposes of such conversion, repurchase or redemption, as applicable. For the avoidance of doubt, such Accrued Dividends described in the second immediately preceding sentence shall include, without limitation, dividends accruing from, and including, the immediately preceding Dividend Payment Date (or, if there is no preceding Dividend Payment Date, from, and including, the Issuer Date) to, but not including, the applicable Conversion Date, Change of Control Repurchase Date, Company Redemption Date or Investor Redemption Date, as applicable.

(e)          So long as any share of the Series A Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on, and no redemption or repurchase shall be agreed to or consummated of, Parity Stock, Common Stock or any other shares of Junior Stock, unless all accumulated and unpaid dividends for all preceding Dividend Periods (including the Dividend Period in which such accumulated and unpaid dividends first arose) of the Company have been declared and paid and no such dividend or distribution or redemption or repurchase shall be paid or payable in cash for any period unless the Series A Preferred Stock has been paid full Cash Dividends in respect of the same period (i.e., that are not Accumulated Dividends); provided, however, that the foregoing limitation shall not apply to (i) a dividend payable on Common Stock or other Junior Stock in shares of Common Stock or other Junior Stock, (ii) the acquisition of shares of Common Stock or other Junior Stock in exchange for shares of Common Stock or other Junior Stock and the payment of cash in lieu of fractional shares of Common Stock or other Junior Stock; (iii) purchases of fractional interests in shares of Common Stock or other Junior Stock pursuant to the conversion or exchange provisions of shares of other Junior Stock or any securities exchangeable for or convertible into such shares of Common Stock or other Junior Stock; (iv) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees and the payment of cash in lieu of fractional shares of Common Stock or other Junior Stock; (v) any dividends or distributions of rights in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock and the payment of cash in lieu of fractional shares of other Junior Stock. Notwithstanding the preceding, if full dividends have not been paid on the Series A Preferred Stock and any Parity Stock, dividends may be declared and paid on the Series A Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that amounts of dividends declared per share on the Series A Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series A Preferred Stock and such other Parity Stock bear to each other.

(f)          For the avoidance of doubt, Holders of Series A Preferred Stock shall not be entitled to any dividend paid on any Common Stock or other Junior Stock, any dividend paid on any Parity Stock or any dividend paid on any Senior Stock.

SECTION 4.        Voting Rights; Special Rights.

(a)          (i)          So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Delaware General Corporation Law or the Certificate of Incorporation, the affirmative vote or consent of the holders of at least 50% of the outstanding shares of Series A Preferred Stock, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating (directly or indirectly, including by way of amendment to the Certificate of Incorporation or this Certificate of Designation, merger, consolidation, reclassification or otherwise):

(A)          any exchange, reclassification or cancellation of all or portion of, or increase in the authorized amount of, the Series A Preferred Stock;

(B)          any change to the rights, preferences or privileges of the Series A Preferred Stock (including, without limitation, as to convertibility by the Holders and any addition or removal of such rights); and

(C)          any issuance, authorization or creation of, or any increase by the Company in the issued or authorized amount of, any class or series of Senior Stock or any obligation or security convertible into, exchangeable for or evidencing the right to purchase any shares of Senior Stock.

(b)          Notwithstanding the foregoing, none of the following actions shall be restricted or limited by or require any approval of the Holders of Series A Preferred Stock: (i) the issuance of securities, capital contributions or incurrence of intercompany indebtedness among the Company or any of its Subsidiaries or (ii) the issuance of securities, capital contributions or incurrence of intercompany indebtedness among the Company and any joint ventures, partnerships or other minority owned entities in which the Company or its Subsidiaries have an equity or other interest. Notwithstanding anything to the contrary herein, without the consent of the Holders, but without limiting Section 4(a), the Company, acting in good faith, may amend, alter, supplement or repeal any terms of the Series A Preferred Stock by amending or supplementing the Certificate of Incorporation, this Certificate of Designation or any stock certificate representing shares of the Series A Preferred Stock:

(i)          to cure any ambiguity, omission, inconsistency or mistake in any such instrument in a manner that is not inconsistent with the provisions of this Certificate of Designation and that does not affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or any Holder in its capacity as such;

(ii)         to make any provision with respect to matters or questions relating to the Series A Preferred Stock that is not inconsistent with the provisions of this Certificate of Designation and that does not affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or any Holder in its capacity as such; or

(iii)        to make any other change that does not affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or any Holder in its capacity as such (other than with respect to any Holder that consents to such change).

(c)          In exercising the voting rights set forth in Section 4(a), each share of Series A Preferred Stock shall be entitled to one vote.

(d)          The rules and procedures for calling and conducting any meeting of the Holders (including the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Amended and Restated Bylaws of the Company and applicable law.

(e)          In addition to the other voting rights set forth in this Section 4 or as may be required under the Delaware General Corporation Law, the holders of the Series A Preferred Stock will be entitled to vote, on an as converted basis and together as a single class with the holders of Common Stock, on all matters submitted to the vote or consent of the holders of the Common Stock.  For these purposes, the Holder of each share of Series A Preferred Stock will have a number of votes equal to the whole number of shares of Common Stock into which such share of Series A Preferred Stock is convertible as of the record date fixed for the determination of shareholders entitled to vote or consent on the applicable matter or, if no such Record Date is established, at the date such vote or consent is taken or any written consent of shareholders is first executed.  Holders will be entitled to notice of all shareholders’ meetings (or of any proposed action by written consent) in accordance with the Certificate of Incorporation and the Amended and Restated Bylaws of the Company and applicable law as if the Holders of Series A Preferred Stock were holders of Common Stock.

SECTION 5.        Liquidation Rights.

(a)          In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, other than a Change of Control, each Holder shall be entitled, in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, to receive, in respect of each share of Series A Preferred Stock of such Holder, and to be paid out of the assets of the Company available for distribution to its stockholders, an amount equal to the greater of (i) the Liquidation Preference thereon plus (without duplication) any accrued and unpaid dividends and (ii) the amount such Holder would have been entitled to receive had such Holder converted such Holder’s Series A Preferred Stock into shares of Common Stock at the Conversion Price in effect immediately prior to such liquidation, winding-up or distribution of the Company.

(b)          After the payment in full to the Holders of the amounts provided for in this Section 5, the Holders of shares of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company in respect of their ownership of such Series A Preferred Stock.

(c)          In the event the assets of the Company available for distribution to the Holders upon any such liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 5(a), no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Series A Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which Holders of all Series A Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

SECTION 6.        Conversion.

(a)          Each Holder shall have the right to convert its shares of Series A Preferred Stock, in whole or in part, into that number of whole, fully-paid and non-assessable shares of  Common Stock for each share of Series A Preferred Stock equal to the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price in effect on the related Conversion Date, with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 9 To convert shares of Series A Preferred Stock into shares of  Common Stock pursuant to this Section 6(a), such Holder shall give written notice (the “Optional Conversion Notice” and the date of such notice, the “Optional Conversion Notice Date”) to the Company stating that such Holder elects to so convert shares of Series A Preferred Stock and shall state therein: (A) the number of shares of Series A Preferred Stock to be converted, (B) the name or names in which such Holder wishes the shares of  Common Stock to be issued, (C) the Holder’s computation of the number of shares of Common Stock to be received by such Holder and (D) the Conversion Price on the Optional Conversion Notice Date. If a Holder validly delivers an Optional Conversion Notice in accordance with this Section 6(a), the Company shall issue the shares of Common Stock as soon as reasonably practicable, but not later than five Business Days thereafter (the date of issuance of such shares, the “Optional Conversion Date”).

(b)          On or after the date that is four years after the Issue Date, if the Holders have not elected to convert all of their shares of Series A Preferred Stock pursuant to Section 6(a), the Company shall have the right to cause the outstanding shares of Series A Preferred Stock to be converted, in whole or in part, into that number of whole, fully-paid and non-assessable shares of Common Stock for each share of Series A Preferred Stock equal to the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price in effect on the related Forced Conversion Date, with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 9; provided, however, that in order for the Company to exercise such right, the Closing Sale Price of the Common Stock during the 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Forced Conversion Notice Date (the “Measurement Period”) shall, for at least 20 Trading Days during such 30 consecutive Trading Day period, be greater than or equal to 150% of the Conversion Price then in effect on each such Trading Day. To convert shares of Series A Preferred Stock into shares of Common Stock pursuant to this Section 6(b), the Company shall give written notice (the “Forced Conversion Notice” and the date of such notice, the “Forced Conversion Notice Date”) to each Holder stating that the Company elects to force conversion of such shares of Series A Preferred Stock pursuant to this Section 6(b) and shall state therein (A) number of shares of Series A Preferred Stock to be converted, (B) the Conversion Price on the Forced Conversion Date and (C) the Company’s computation of the number of shares of Common Stock to be received by the Holder. If the Company validly delivers a Forced Conversion Notice in accordance with this Section 6(b), the Company shall issue the shares of Common Stock as soon as reasonably practicable, but not later than two Business Days thereafter (the date of such Forced Conversion Notice Date, the “Forced Conversion Date”). The Company shall not issue any fractional shares in connection with a conversion and any fractional shares to which a Holder would otherwise be entitled will be settled in cash in accordance with Section 9.  Notwithstanding anything to the contrary, the Company may not exercise its right to cause the outstanding shares of Series A Preferred Stock to be converted pursuant to Section 6(b) unless (i) the Liquidity Conditions are satisfied with respect to each share of Common Stock to be issued in such conversion; and (ii) the Company is not in possession of material non-public information as of the Forced Conversion Notice Date or the date the forced conversion is settled.

(c)          If the Company exercises its right to cause the outstanding shares of Series A Preferred Stock to be converted, in whole or in part, pursuant to Section 6(b) prior to the date that is seven years after the Issue Date, the Company will pay to each Holder of shares of Series A Preferred Stock that will be converted pursuant to such exercise, in cash, the present value, as of the applicable Forced Conversion Date, of the scheduled remaining Cash Dividends that would have been paid on such shares of Series A Preferred Stock after the Forced Conversion Date and prior to the date that is seven years after the Issue Date (such present value to be calculated assuming that all such Cash Dividends are paid in full and using a discount rate equal to the Treasury Rate, as of the date of the Change of Control, plus 50 basis points).

(d)          Upon conversion, each Holder shall surrender to the Company the certificates representing any shares held in certificated form to be converted during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent maintained by it, accompanied by (i) (if so required by the Company or its duly appointed Transfer Agent) a written instrument or instruments of transfer in form reasonably satisfactory to the Company or its duly appointed Transfer Agent duly executed by the Holder or its duly authorized legal representative and (ii) transfer tax stamps or funds therefor, if required pursuant to Section 6(j).

(e)          Immediately prior to the close of business on the Optional Conversion Date or the Forced Conversion Date, as applicable, with respect to a conversion, a Holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such Holder’s shares of Series A Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates or book-entry notations representing such Common Stock shall not then be actually delivered to such Holder. Except to the extent that the Company defaults on its obligation to settle any conversion, dividends shall cease to accrue on the shares of Series A Preferred Stock so converted and all other rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of Holders thereof to receive the number of whole, fully-paid and non-assessable shares of Common Stock into which such shares of Series A Preferred Stock have been converted (with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 9). As promptly as practicable after the conversion of any shares of Series A Preferred Stock into Common Stock, the Company shall deliver to the applicable Holder an Ownership Notice identifying the number of full shares of Common Stock to which such Holder is entitled, and a cash payment in respect of fractional shares in accordance with Section 9.

(f)          The Conversion Price shall be subject to the following adjustments (except as provided in Section 6(g)):

(i)          If the Company pays a dividend (or other distribution) in shares of Common Stock to all or substantially all holders of the Common Stock, in their capacity as holders of Common Stock, or if the Company effects a share split or share combination, then the Conversion Price in effect immediately following the record date for such dividend (or distribution), split or combination shall be divided by the following fraction:

OS1
OS0

where

OS0	=	the number of shares of Common Stock outstanding immediately prior to giving effect to such dividend, distribution, share split or combination, as the case may be; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

(ii)         If the Company issues to all or substantially all holders of shares of the Common Stock, in their capacity as holders of Common Stock, rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at less than the Market Value determined on the Ex-Date for such issuance, then the Conversion Price in effect immediately following the close of business on the Ex-Date for such issuance shall be divided by the following fraction:

OS0 + X
OS0 + Y

where

OS0	=	the number of shares of Common Stock outstanding immediately prior to the opening of business on such Ex-Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y		the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Market Value.

To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, option or warrants, the Conversion Price shall be readjusted to the Conversion Price that would have then been in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price shall not be adjusted pursuant to this Section 6(f)(ii) until such triggering events occur. If such rights, options or warrants are not so issued, the Conversion Price shall be decreased to the Conversion Price that would then be in effect if such Ex-Date for such issuance had not occurred. In determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

(iii)        (A)           If the Company distributes to all or substantially all holders of shares of Common Stock evidences of indebtedness, shares of capital stock (other than Common Stock) or other assets (including cash or securities, but excluding any dividend or distribution referred to in clause (i) above; any rights or warrants referred to in clause (ii) above; any consideration payable in connection with a tender or exchange offer made by the Company or any of its Affiliates referred to in clause (iv) below; and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit in the case of a spin-off to which the following clause (iii)(B) applies), then the Conversion Price in effect immediately following the close of business on the record date for such distribution shall be divided by the following fraction:

SP0
SP0 – FMV

where

SP0	=	the Market Value of the Common Stock on the Ex-Date for such distribution; and

FMV	=	the fair market value of the portion of the distribution applicable to one share of Common Stock on the Trading Day immediately preceding the Ex-Date as determined by the Board of Directors.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment to the Conversion Price, each holder of Series A Preferred Stock shall receive, for each share of Series A Preferred Stock, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of such distributed assets that such holder would have received as if such holder owned the number of shares of Common Stock that such share of Series A Preferred Stock would have been convertible into at the Conversion Price in effect on the record date for such distribution.

(B)          In a spin-off, where the Company makes a distribution to all or substantially all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit where such capital stock or similar equity interests are, or will be when issued, listed or admitted for trading on a national securities exchange, the Conversion Price shall be adjusted at the close of business on the tenth Trading Day after, and including, the Ex-Date of the distribution by dividing such Conversion Price in effect immediately prior to the close of business on such tenth Trading Day by the following fraction:

MP0 + MPS
MP0

where

MP0	=	the average of the Closing Sale Price of the Common Stock over each of the first 10 Trading Days commencing on and including such Ex-Date; and

MPS	=
the average of the closing sale price of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over each of the first 10 Trading Days commencing on and including such Ex-Date. Such closing sale prices for the Trading Days in such 10 Trading Day period shall be determined in like manner to the definition of “Closing Sale Price.”

For purposes of determining the Conversion Price in respect of any Conversion Date that occurs during the 10 Trading Days following, and including, the Ex-Date of any such spin-off, references within the previous sentence to 10 Trading Days or the 10th Trading Day shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, such Ex-Date and such Conversion Date.

In the event that such distribution described in this clause (iii) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Price that would then be in effect if such dividend distribution had not been declared.

(iv)        In the case the Company effects a Pro Rata Repurchase of Common Stock, then the Conversion Price shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Closing Sale Price per share of Common Stock on the Trading Day immediately after the expiration of such Pro Rata Repurchase, and of which the denominator shall be the sum of (1) the product of (x) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (y) such Closing Sale Price per share of Common Stock and (2) the aggregate purchase price of the Pro Rata Repurchase; provided, however, that in no event will the Conversion Price be increased pursuant to this Section 6(f)(iv).

(v)          Notwithstanding anything herein to the contrary, no adjustment under this Section 6(f) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the earlier of (i) the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1.0% of the Conversion Price and (ii) the close of business on the Business Day preceding each Conversion Date.

(vi)        Notwithstanding any other provisions of this Section 6(f), rights or warrants distributed by the Company to holders of Common Stock, in their capacity as holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6(f) (and no adjustment to the Conversion Price under this Section 6(f) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under Section 6(f)(ii) or (iii). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 6(f) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Conversion Price on any then-outstanding share of Series A Preferred Stock not previously converted shall be readjusted as if such expired or terminated rights and warrants had not been issued. To the extent that the Company has a rights plan or agreement in effect upon conversion of the Series A Preferred Stock, which rights plan provides for rights or warrants of the type described in this clause, then upon conversion of Series A Preferred Stock the Holder will receive, in addition to the Common Stock to which he is entitled, a corresponding number of rights in accordance with the rights plan, unless a Trigger Event has occurred and the adjustments to the Conversion Price with respect thereto have been made in accordance with the foregoing first sentence of this Section 6(f)(vi). In lieu of any such adjustment pursuant to the first sentence of this Section 6(f)(vi) in respect of a Trigger Event, the Company may amend such applicable stockholder rights plan or agreement to provide that there shall be the distributed, and cause to be distributed, immediately prior to the occurrence of such Trigger Event, to all Holders of Series A Preferred Stock the rights that would have attached to such number of shares of Common Stock as are issuable upon conversion of such Series A Preferred Stock immediately prior to the occurrence of such Trigger Event, without having to convert their shares of Series A Preferred Stock.

(vii)       The Company reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the Conversion Price, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

(g)          Notwithstanding anything to the contrary in Section 6(f), no adjustment to the Conversion Price shall be made with respect to any distribution if the Holders are entitled to participate in such distribution as if they held a number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock immediately prior to the record date for such event, without having to convert their shares of Series A Preferred Stock.

(h)          If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

(i)          Upon any increase or decrease in the Conversion Price, then, and in each such case, the Company promptly shall deliver to each Holder a certificate signed by an Officer, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased the Conversion Price then in effect following such adjustment.

(j)          The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock and the issuance or delivery of any Ownership Notice, whether at the request of a Holder or upon the conversion of shares of Series A Preferred Stock, shall each be made without charge to the Holder or recipient of shares of Series A Preferred Stock for such certificates or Ownership Notice or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby or such Ownership Notice or the securities identified therein, and such certificates or Ownership Notice shall be issued or delivered in the respective names of, or in such names as may be directed by, the applicable Holder; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the shares of the relevant Series A Preferred Stock and the Company shall not be required to issue or deliver any such certificate or Ownership Notice unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

(k)          Any shares of Common Stock delivered pursuant to this Section 6 shall be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters of any state or federal law), free and clear or any liens, claims, rights or encumbrances other than those arising under the Delaware General Corporation Law or this Certificate of Designation or created by the holders thereof.

(l)          The Company shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock such number of its authorized but unissued and otherwise unreserved shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock pursuant any applicable provision of this Certificate of Designation, and shall take all action required to be taken by it (including promptly calling and holding one or more special meetings of the Board of Directors and the stockholders of the Company until such increase is approved in accordance with applicable law and amending the Certificate of Incorporation) to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued and otherwise unreserved shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock or the payment or partial payment of dividends (if any) declared on Series A Preferred Stock that are payable in Common Stock. Each Purchaser agrees (and any transferee of Series A Preferred Stock shall be caused to agree), while it holds Series A Preferred Stock, to vote such Series A Preferred Stock in favor of any such necessary increase (i) to permit such conversion or payment or (ii) to reserve shares for issuance under any Company equity incentive or similar plan, in each case, at any annual or special meeting of the Company. Notwithstanding anything herein to the contrary, and without limiting any other remedies that may be available to any Holder, unless otherwise agreed by the affirmative vote of the Holders of at least 75% of the shares of Series A Preferred Stock at the time outstanding and entitled to vote thereon, if the Company defaults on delivering any shares of Common Stock due upon conversion of any shares of Series A Preferred Stock, dividends will continue to accrue on such shares of Series A Preferred Stock.

(m)         In the case of:

(i)          any recapitalization, reclassification or change of the Series A Common Stock (other than changes resulting from a subdivision or combination),

(ii)         any consolidation, merger or combination involving the Company,

(iii)        any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety, or

(iv)        any statutory share exchange,

in each case as a result of which the Series A Common Stock is converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such transaction or event, a “Reorganization Event”; such stock, other securities, other property or assets, the “Reference Property”; and the amount and kind of Reference Property that a holder of one share of Common Stock would be entitled to receive on account of such Reorganization Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”)), then, at and after the effective time of such Reorganization Event, consideration due upon conversion of any Series A Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in Certificate of Designation were instead a reference to the same number of Reference Property Units; provided, however, if the holders of shares of Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the Holders shall be afforded the same opportunity to elect such form and proportion of consideration as if they had converted into shares of Common Stock, and will be subject to any limitations to which all holders of shares of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Reorganization Event. The Company shall not become a party to any Reorganization Event unless its terms are consistent with this Section 6(m). None of the foregoing provisions shall affect the right of a Holder of Series A Preferred Stock to convert its Series A Preferred Stock into shares of Common Stock as set forth in Section 6 prior to the effective time of such Reorganization Event. Notwithstanding Section 6(f), no adjustment to the Conversion Price shall be made for any Reorganization Event to the extent stock, securities or other property or assets become the Reference Property receivable upon conversion of Series A Preferred Stock.

The Company shall provide, by amendment hereto effective upon any such Reorganization Event, for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Section 6. The provisions of this Section 6 shall apply to successive Reorganization Events.

SECTION 7.        Change of Control.

(a)          Promptly upon entry into a definitive agreement that provides for a Change of Control, the Company shall provide written notice thereof to the Holders.

(b)          If a Change of Control occurs, each Holder shall have the right to cause the Company to repurchase each of such Holder’s Series A Preferred Stock into cash in an amount equal to the Change of Control Redemption Price by providing written notice of the exercise of such right to the Company.  The Company will settle any such exercise no later than the later of (x) the effective date of such Change of Control; and (y) the tenth Business Day after delivery of such written notice (the date of any such settlement, the “Change of Control Repurchase Date.”

SECTION 8.        Redemption.

(a)          Redemption at the Option of the Company:

(i)          On or after the date that is seven years after the Issue Date, in addition to the Company’s right to cause all of the outstanding shares of Series A Preferred Stock to be converted to shares of Common Stock pursuant to Section 6(b), if Holders have not elected to convert all of their Shares pursuant to Section 6(a), the Company shall have the right to redeem any or all the outstanding shares of Series A Preferred Stock for the Company Redemption Value. The Company Redemption Value may be paid in either cash or shares of Common Stock or a combination of cash and shares of Common Stock at the exclusive election of the Company; provided, the Company may not elect to pay any portion of the Company Redemption Value in shares of Common Stock unless (i) the Liquidity Conditions have been satisfied with respect to such shares of Common Stock; and (ii) the Company is not in possession of material non-public information as of the date the Company provides the notice of redemption pursuant to Section 8(a)(ii).

(ii)         Notice of a redemption of shares of the Series A Preferred Stock by the Company shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Company. Such mailing shall be at least 30 days and not more than 60 days before the date fixed by the Company for redemption (such date, the “Company Redemption Date). Any notice mailed as provided in this subsection (ii) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series A Preferred Stock. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of the Series A Preferred Stock to be redeemed; (3) (i) the number of shares of Series A Preferred Stock to be redeemed for cash and the corresponding Company Redemption Value to be paid in cash and (ii) the number of shares of Series A Preferred Stock to be redeemed for Common Shares and the corresponding Company Redemption Value to be paid in shares of Common Stock; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(iii)        Notwithstanding anything to the contrary herein, prior to any redemption by the Company, a Holder may elect to convert its Series A Preferred Shares pursuant to Section 6(a).

(b)          Redemption at the Option of the Holder:

(i)          On each Investor Redemption Date, a Holder shall have a right to cause the Company to redeem any or all of its Series A Preferred Shares for the Investor Redemption Value. The Investor Redemption Value may be paid in either cash, shares of Common Stock or a combination of cash and shares of Common Stock at the election of the Company; provided, however, that the Company may not elect to pay any portion of the Investor Redemption Value in shares of Common Stock unless the Liquidity Conditions have been satisfied with respect to such shares of Common Stock.

(ii)         To exercise the right described in Section 8(b)(i) above, a Holder must deliver notice to the Company on or before the second Business Day preceding the Investor Redemption Date. Such notice shall be given by first class mail, postage prepaid, addressed to the Company. Any notice mailed as provided in this subsection (ii) shall be conclusively presumed to have been duly given, whether or not the Company receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof. Each notice of redemption given to the Company shall state: (1) the number of shares of the Series A Preferred Stock to be redeemed; and (2) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(iii)        Within two business days of receipt of such notice from a Holder, the Company shall deliver notice to the Investor stating the portion of the Investor Redemption Value that will be settled in cash and portion of the Investor Redemption Value that will be settled in Common Stock.

SECTION 9.        No Fractional Shares.

No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be issued upon conversion, whether voluntary or mandatory, or in respect of dividend payments made in Common Stock on the Series A Preferred Stock. Instead, the Company may elect to either make a cash payment to each Holder that would otherwise be entitled to a fractional share (based on the Closing Sale Price of such fractional share determined as of the Trading Day immediately prior to the payment thereof) or, in lieu of such cash payment, round up to the next whole share the number of shares of Common Stock to be issued to any particular Holder upon conversion.

SECTION 10.      Uncertificated Shares; Certificated Shares.

(a)          Uncertificated Shares.

(i)          Form. Notwithstanding anything to the contrary herein, unless requested in writing by a Holder to the Company, the shares of Series A Preferred Stock and any shares of Common Stock issued upon conversion thereof shall be in uncertificated, book entry form as permitted by the bylaws of the Company and the Delaware General Corporation Law. Within a reasonable time after the issuance or transfer of uncertificated shares, the Company shall, or shall cause the Transfer Agent to, send to the registered owner thereof an Ownership Notice.

(ii)         Transfer. Transfers of Series A Preferred Stock or Common Stock issued upon conversion thereof held in uncertificated, book-entry form shall be made only upon the transfer books of the Company kept at an office of the Transfer Agent upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. The Company may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper.

(iii)        Legends. Each Ownership Notice issued with respect to a share of Series A Preferred Stock or any Common Stock issued upon the conversion of Series A Preferred Stock shall bear a legend in substantially the following form:

“THE SECURITIES IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FOREGOING LEGEND WILL BE REMOVED AND A NEW OWNERSHIP NOTICE PROVIDED WITH RESPECT TO THE SECURITIES IDENTIFIED HEREIN UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MERCADOLIBRE, INC. (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

In addition, each Ownership Notice issued with respect to a share of Series A Preferred Stock shall bear a legend in substantially the following form:

“BY ACCEPTANCE HEREOF, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE SHORT SALE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION.”

(b)          Certificated Shares.

(i)          Form and Dating. When Series A Preferred Stock is in certificated form (“Certificated Series A Preferred Stock”), the Series A Preferred Stock certificate and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation. The Series A Preferred Stock certificate may have notations, legends or endorsements required by applicable law, stock exchange rules, agreements to which the Company is subject, if any, or usage; provided, that any such notation, legend or endorsement is in a form acceptable to the Company. Each Series A Preferred Stock certificate shall be dated the date of its authentication.

(ii)         Execution and Authentication. Two Officers shall sign each Series A Preferred Stock certificate for the Company by manual or facsimile signature.

If an Officer whose signature is on a Series A Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series A Preferred Stock certificate, the Series A Preferred Stock certificate shall be valid nevertheless.

A Series A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series A Preferred Stock certificate. The signature shall be conclusive evidence that the Series A Preferred Stock certificate has been authenticated under this Certificate of Designation.

The Transfer Agent shall authenticate and deliver certificates for shares of Series A Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. Such order shall specify the number of shares of Series A Preferred Stock to be authenticated and the date on which the original issue of the Series A Preferred Stock is to be authenticated.

The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for the Series A Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Series A Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designation to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(iii)        Transfer and Exchange. When Certificated Series A Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Series A Preferred Stock or to exchange such Certificated Series A Preferred Stock for an equal number of shares of Certificated Series A Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Series A Preferred Stock surrendered for transfer or exchange:

(A)          shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(B)          is being transferred or exchanged pursuant to subclause (1) or (2) below, and is accompanied by the following additional information and documents, as applicable:

1.
if such Certificated Series A Preferred Stock is being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

2.
if such Certificated Series A Preferred Stock is being transferred to the Company or to a “qualified institutional buyer” in accordance with Rule 144A under the Securities Act or pursuant to another exemption from registration under the Securities Act, (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 10(b)(iv).

(iv)        Legends.

(A)          Each certificate evidencing Certificated Series A Preferred Stock or any Common Stock issued upon the conversion of Series A Preferred Stock shall bear a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FOREGOING LEGEND WILL BE REMOVED AND A NEW CERTIFICATE PROVIDED WITH RESPECT TO THESE SECURITIES UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MERCADOLIBRE, INC. (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS CERTIFICATE BY REFERENCE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(B)          Upon any sale or transfer of a Transfer Restricted Security held in certificated form pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act or an effective registration statement under the Securities Act, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Series A Preferred Stock or certificated Common Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security.

(v)         Replacement Certificates. If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

(vi)        Cancellation. In the event the Company shall purchase or otherwise acquire Certificated Series A Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation. The Transfer Agent and no one else shall cancel and destroy all Series A Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Series A Preferred Stock certificates to the Company. The Company may not issue new Series A Preferred Stock certificates to replace Series A Preferred Stock certificates to the extent they evidence Series A Preferred Stock which the Company has purchased or otherwise acquired.

(c)          Certain Obligations with Respect to Transfers and Exchanges of Series A Preferred Stock.

(i)          To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Series A Preferred Stock as required pursuant to the provisions of this Section 10.

(ii)         All shares of Series A Preferred Stock, whether or not Certificated Series A Preferred Stock, issued upon any registration of transfer or exchange of such shares of Series A Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designation as the shares of Series A Preferred Stock surrendered upon such registration of transfer or exchange.

(iii)        Prior to due presentment for registration of transfer of any shares of Series A Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Series A Preferred Stock are registered as the absolute owner of such Series A Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

(iv)        No service charge shall be made to a Holder for any registration of transfer or exchange of any Series A Preferred Stock or Common Stock issued upon the conversion thereof on the transfer books of the Company or the Transfer Agent or upon surrender of any Series A Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Series A Preferred Stock or Common Stock if the Person receiving shares in connection with such transfer or exchange is not the holder thereof.

(d)          No Obligation of the Transfer Agent. The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designation or under applicable law with respect to any transfer of any interest in any Series A Preferred Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designation, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 11.      Other Provisions.

(a)          With respect to any notice to a Holder required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any vote upon any such action (assuming due and proper notice to such other Holders). Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b)          Shares of Series A Preferred Stock that have been issued and reacquired by the Company in any manner, including shares of Series A Preferred Stock purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) upon such reacquisition be automatically cancelled by the Company and shall not be reissued.

(c)          The shares of Series A Preferred Stock shall be issuable only in whole shares.

(d)          All notice periods referred to herein shall commence: (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile; (ii) one Business Day after being deposited with a nationally recognized next-day courier, postage prepaid; or (iii) three Business Days after being by first-class mail, postage prepaid. Notice to any Holder shall be given to the registered address set forth in the Company’s records for such Holder.

(e)          Any payments required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay. All payments required hereunder shall be made by wire transfer of immediately available funds in United States Dollars to the Holders in accordance with the payment instructions as such Holders may deliver by written notice to the Company from time to time.

(f)          Notwithstanding anything to the contrary herein, whenever the Board of Directors is permitted or required to determine fair market value, such determination shall be made in good faith.

(g)          The Holders shall have no preemptive or preferential rights to purchase or subscribe to any stock, obligations, warrants or other securities of the Company of any class.

(h)          The Company shall distribute to the Holders copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of the Common Stock, at such times and by such method as documents are distributed to such holders of such Common Stock.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this [•] day of March, 2019

MERCADOLIBRE, INC.

By:	/s/ [•]
Name:	[•]
Title:	[•]

SIGNATURE PAGE TO CERTIFICATE OF DESIGNATION

EXHIBIT A

FORM OF PREFERRED STOCK

FACE OF SECURITY

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FOREGOING LEGEND WILL BE REMOVED AND A NEW CERTIFICATE PROVIDED WITH RESPECT TO THESE SECURITIES UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MERCADOLIBRE, INC. (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS CERTIFICATE BY REFERENCE.

BY ACCEPTANCE HEREOF, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE SHORT SALE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exhibit A-1

Certificate Number	[ ] Shares of
[ ]	Series A Cumulative Perpetual Convertible Series A Preferred Stock

Series A Cumulative Perpetual Convertible Series A Preferred Stock
of
MERCADOLIBRE, INC.

MERCADOLIBRE, INC., a Delaware corporation (the “Company”), hereby certifies that [          ] (the “Holder”) is the registered owner of [          ] fully paid and non-assessable shares of preferred stock, par value $0.001 per share, of the Company designated as the Series A Cumulative Perpetual Convertible Series A Preferred Stock (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated [ ], 2019, as the same may be amended from time to time (the “Certificate of Designation”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Series A Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has executed this certificate this day of          , 2019.

MERCADOLIBRE, INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit A-2

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of the Series A Preferred Stock referred to in the within-mentioned Certificate of Designation.

Dated:

COMPUTERSHARE TRUST COMPANY, N.A.,
as Transfer Agent,

By:
Authorized Signatory

Exhibit A-3

REVERSE OF SECURITY

Dividends on each share of Series A Preferred Stock shall be payable, when, as and if declared by the Company’s Board of Directors out of legally available funds as provided in the Certificate of Designation.

The shares of Series A Preferred Stock shall be convertible into the Company’s Common Stock upon the satisfaction of the conditions and in the manner and according to the terms set forth in the Certificate of Designation.

The shares of Series A Preferred Stock may be redeemed by the Company upon the satisfaction of the conditions and in the manner and according to the terms set forth in the Certificate of Designation.

The Company will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

Exhibit A-4

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Series A Preferred Stock Certificate)

Signature Guarantee:_____________

1
Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-5

EXHIBIT B

OWNERSHIP NOTICE

THE SECURITIES IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FOREGOING LEGEND WILL BE REMOVED AND A NEW OWNERSHIP NOTICE PROVIDED WITH RESPECT TO THE SECURITIES IDENTIFIED HEREIN UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MERCADOLIBRE, INC. (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE.

IF THE SECURITIES IDENTIFIED HEREIN ARE SERIES A CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK OF THE COMPANY, THEN BY ACCEPTANCE HEREOF, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE COMPANY THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT, AND SHALL CAUSE ITS AFFILIATES NOT TO, DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE COMPANY.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exhibit B-1

This letter confirms and acknowledges that you are the registered owner of the number and the class or series of shares of capital stock of the Company listed on Schedule A to this letter.

In addition, please be advised that the Company will furnish without charge to each stockholder of the Company who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock, or series thereof, of the Company and the qualifications, limitations or restrictions of such preferences and/or rights, which are fixed by the Charter. Any such request should be directed to the Secretary of the Company.

The shares of capital stock of the Company have been not been registered under the Securities Act and, accordingly, may not be offered, sold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an effective registration statement under the Act or an exemption from the registration requirements of the Act.

Dated:

COMPUTERSHARE TRUST COMPANY, N.A.,
as Transfer Agent,

By:
Authorized Signatory

Exhibit B-2

EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:         Series A Cumulative Perpetual Convertible Series A Preferred Stock (the “Series A Preferred Stock”) of MercadoLibre, Inc. (the “Company”)

This Certificate relates to shares of Series A Preferred Stock held by (the “Transferor”) in*/:

[1	book entry form; or

[1	definitive form.

The Transferor has requested the Transfer Agent by written order to exchange or register the transfer of Series A Preferred Stock.

In connection with such request and in respect of such Series A Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designation relating to the above-captioned Series A Preferred Stock and that the transfer of this Series A Preferred Stock does not  require registration under the Securities Act of 1933 (the “Securities Act”) because */:

[1	such Series A Preferred Stock is being acquired for the Transferor’s own account without transfer;

[1	such Series A Preferred Stock is being transferred to the Company;

[1	such Series A Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A; or

[1
such Series A Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests).

[INSERT NAME OF TRANSFEROR]

By:

Date:

*/          Please check applicable box.

[Signature Page—Observer Confidentiality Agreement]